August 15, 2012

Securities and Exchange Commission

100 F Street NE

Washington, D.C.  20549

Re:      Vanguard Energy Group, Inc.  f/k/a eSecureSoft Company

We have read Item 4.01 of Vanguard Energy Group, Inc. f/k/a eSecureSoft Company form 8-K dated August 15, 2012 and agree with the statements contained therein, insofar as they apply to D Brooks and Associates CPA's P.A..

Very truly yours,

/s/ D. Brooks and Associates CPA's, P.A.

D. Brooks and Associates CPA's, P.A.

West Palm Beach, FL

D. Brooks and Associates CPA's P.A. 8918 Marlamoor Lane, West Palm Beach, FL 33412   --  (954) 592-2507